                                                                    Exhibit 24.2

                                Power of Attorney

                             As of November 27, 2001

     The undersigned (each a "Grantor") each as indicated below (1) constitutes and appoints Charles J. Hansen, Scott A. Honnold, and James S. Scully each as the Grantor's true and lawful attorney-in-fact and agent with full power of substitution for the Grantor in the Grantor's name, place, and stead, in any and all capacities, to sign, for and on behalf of each corporation listed below, the Registration Statement with respect to guaranties of 9 7/8% Notes due 2011 issued by Saks Incorporated and any and all amendments thereto (including pre-effective and post-effective amendments), including any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933 with the Securities and Exchange Commission, (2) grants to the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing required and necessary to be done as fully as the Grantor might have done in person, and (3) ratifies and confirms all that the attorneys-in-fact and agents or permitted substitutes may lawfully have done or caused to be done. The Grantor also authenticates, acknowledges, and adopts each typed, printed, duplicated, and facsimile signature of the Grantor appearing in any capacity in any and all Registration Statements referred to in the preceding sentence.

         Carson Pirie Holdings, Inc.            Saks Fifth Avenue Distribution
         Herberger's Department Stores, LLC     Company
         Jackson Leasing, LLC                   Saks Fifth Avenue, Inc.
         McRae's, Inc.                          Saks Fifth Avenue Texas, L.P.
         McRae's of Alabama, Inc.               saksfifthavenue.com, inc.
         McRae's Stores Services, Inc.          SCCA, LLC
         McRIL, LLC                             SCIL, LLC
         New York City Saks, LLC                SFAILA, LLC
         Parisian, Inc.                         Saks Fifth Avenue of Texas, Inc.
         Saks & Company                         Saks Holdings, Inc.
         Saks Direct, Inc.                      Tex SFA, Inc.
         Saks Distribution Centers, Inc.        SCCA Store Holdings, Inc.
                                                Saks Wholesalers, Inc.
                                                Saks Shipping Company, Inc.



     /s/ James A. Coggin                        /s/ Brian J. Martin
     --------------------------------------     --------------------------------
     James A. Coggin (all except                Brian J. Martin (all except
     SCCA, LLC)                                 SCCA Store Holdings, Inc.)



     /s/ Douglas E. Coltharp                    /s/ Donald E. Wright
     --------------------------------------     --------------------------------
     Douglas E. Coltharp (as an officer of      Donald E. Wright
     all and a director of SCCA Store
     Holdings, Inc.)